                                                                  Exhibit 5(d)


                           Form of Amended Schedule A
                  to the Investment Advisory Agreement between
              American Performance Funds and Bank of Oklahoma, N.A.
                               dated July 25, 1997

NAME OF FUND                                         COMPENSATION*
------------                                         -------------
American Performance U.S.           Annual rate of forty one-hundredths of one percent
  Treasury Fund                     (.40%) of American Performance U.S. Treasury Fund's
                                    average daily net assets.

American Performance Cash           Annual rate of forty one-hundredths of one percent
  Management Fund                   (.40%) of American Performance Cash Management
                                    Fund's average daily net assets.

American Performance Bond           Annual rate of fifty-five one-hundredths of one percent
  Fund                              (.55%) of American Performance Bond Fund's average
                                    daily net assets.

American Performance                Annual rate of fifty-five one-hundredths of one percent
  Intermediate Bond Fund            (.55%) of American Performance Intermediate Bond
                                    Fund's average daily net assets.

American Performance                Annual rate of fifty-five one-hundredths of one percent
  Intermediate Tax-Free             (.55%) of American Performance Intermediate Tax-Free
  Bond Fund                         Bond Fund's average daily net assets.

American Performance                Annual rate of fifty-five one-hundredths of one percent
  Short-Term Income Fund            (.55%) of American Performance Short-Term Income
                                    Fund's average daily net assets.

American Performance Equity         Annual rate of sixty-nine one-hundredths of one percent
  Fund                              (.69%) of American Performance Equity Fund's average
                                    daily net assets.

American Performance                Annual rate of sixty-nine one-hundredths of one percent
  Aggressive Growth Fund            (.69%) of American Performance Aggressive Growth
                                    Fund's average daily net assets.


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


                     Form of Amended Schedule A (continued)
                  to the Investment Advisory Agreement between
              American Performance Funds and Bank of Oklahoma, N.A.
                               dated July 25, 1997

NAME OF FUND                                         COMPENSATION*
------------                                         -------------
American Performance                        Annual rate of seventy-four one-hundredths of one
  Balanced Fund                             percent (.74%) of American Performance
                                            Balanced Fund's average daily net assets.

American Performance                        Annual rate of sixty-nine one-hundredths of one
  Growth Equity Fund                        pecent (.69%) of American Performance Growth
                                            Equity Fund's average daily net assets.

American Performance                        Annual rate of sixty-nine one-hundredths of one
  Small Cap Equity Fund                     percent (.69%) of American Performance
                                            Small Cap Equity Fund's average daily net assets.


[SEAL]                                               American Performance Funds

                                                              By:
                                                                 -------------------------------

                                                              Date:                       , 1999
                                                                   ----------------------

[SEAL]                                               Bank of Oklahoma, N.A.

                                                              By:
                                                                 -------------------------------

                                                              Date:                       , 1999
                                                                   ----------------------

-------------
*  All fees are computed daily and paid monthly.






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